UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2026

IAC Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $0.0001	IAC	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On April 3, 2026, IAC Inc., a Delaware corporation (“IAC”), entered into a Voting Agreement (the “Voting Agreement”) with MGM Resorts International, a Delaware corporation (“MGM”), and Barry Diller. Pursuant to the Voting Agreement, at any time a matter is brought to a vote at an annual or special meeting of MGM’s stockholders (or in connection with any action proposed to be taken by MGM stockholders in lieu of a meeting), IAC, Mr. Diller and their respective controlled affiliates (collectively the “Covered Entities”) will vote any voting securities that they beneficially own that collectively constitute in excess of 25.73% of the total voting power of the outstanding voting securities of MGM (the “Excess Voting Securities”) on each matter in the same proportion as the stockholders of MGM (other than the Covered Entities) vote their voting securities on such matters (disregarding stockholders that do not vote).

The Voting Agreement will terminate automatically upon the earliest to occur of (i) the Covered Entities collectively ceasing to beneficially own 17.5% or more of the voting securities of MGM then outstanding, (ii) the Board of Directors of MGM (the “MGM Board”) having failed to nominate two (2) directors designated by IAC (should IAC elect to designate two (2) directors) who each meet the qualifications of a director set forth in MGM’s Corporate Governance Guidelines (a “Qualified Director”) to stand for election to the MGM Board at the applicable annual meeting of shareholders (such nomination condition, the “Nomination Condition”) and (iii) the occurrence of a change of control of MGM. If IAC determines not to designate one or more individuals to be nominated for election to the MGM Board, the Voting Agreement will not terminate. In addition, in order to satisfy the Nomination Condition, if at any time fewer than two (2) directors on the MGM Board have been designated by IAC, the MGM Board is required to cause Qualified Director(s) to be added within one (1) month of designation by IAC, subject to the receipt of required regulatory approvals. As of the date of entry into the Voting Agreement, Mr. Diller was deemed to be designated to serve on the MGM Board by IAC.

In addition, Mr. Diller and his controlled affiliates, other than IAC and its controlled affiliates (collectively, the “Diller Entities”), will no longer be subject to the voting restriction with respect to any Excess Voting Securities, and the Diller Entities will no longer be considered Covered Entities, when both of the following conditions are satisfied: (i) Mr. Diller no longer serves as either the Chairman of the Board of Directors of IAC or as Senior Executive of IAC; and (ii) the Diller Entities no longer beneficially own voting securities of IAC representing at least one-third of the total voting power of the outstanding voting securities of IAC.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description of Exhibit

99.1	Voting Agreement, dated April 3, 2026, by and among MGM Resorts International, IAC Inc. and Barry Diller.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC INC.

By:	/s/ Kendall Handler
Name:	Kendall Handler
Title:	Executive Vice President, Chief Legal Officer & Secretary

Date: April 7, 2026